AMENDMENT OF EMPLOYMENT AGREEMENT

         THIS  AMENDMENT,  made and entered into as of this 20th day of October,
2000,  by  and  between   Stilwell   Financial  Inc.,  a  Delaware   corporation
("Stilwell") and Joseph D. Monello, an individual ("Executive").

         WHEREAS, Stilwell and Executive are parties to an employment agreement dated June 12, 2000 (the "Employment Agreement") and have agreed to certain amendments to the Employment Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Stilwell and Executive as follows:

1. Paragraph 1 of the Employment Agreement shall be and is hereby amended to provide as follows:

         1. Employment.  Stilwell hereby employs Executive as its Vice President
- Development to serve at the pleasure of the Board of Directors of Stilwell (the "Stilwell Board") and to have such duties, powers and responsibilities as may be prescribed or delegated from time to time by the President or other officer to whom Executive reports, subject to the powers vested in the Stilwell Board and in the stockholders of Stilwell. Executive shall faithfully perform his duties under this Agreement to the best of his ability and shall devote not more than 40 hours each calendar month (excluding travel time) to the business and affairs of Stilwell and its affiliates, except that additional time may be required as determined by Stilwell when special circumstances apply.

2. Paragraph 2 (a) of the Employment Agreement shall be and is hereby amended to provide as follows:

         2.       Compensation.
                  -------------

                  (a) Base Compensation. Stilwell shall pay Executive as compensation for his services hereunder an annual base salary at the rate of $150,000. Such rate shall not be increased prior to January 1, 2003 and shall not be reduced except as agreed by the parties or except as part of a general salary reduction program imposed by Stilwell and applicable to all officers of Stilwell. However, in the event that Stilwell requires Executive to devote more than an average of 40 hours a month (excluding travel time) for any calendar year (or portion of a calendar year after the effective date of this Amendment), Stilwell shall make an additional salary payment to Executive so that the total salary paid to him for such calendar year or applicable portion of a year shall equal (i) the total hours worked by Executive (including travel time during normal business hours) for such calendar year or portion thereof divided by 2,000 (or a pro rata part of 2,000 for a partial year), (ii) multiplied by $660,000. Such additional salary payment should be made within 60 days after the end of the calendar year to which it relates.

         3. Executive acknowledges that he may not be eligible for contributions under Stilwell's qualified retirement plans or benefits under Stilwell's Executive Plan after the effective date of this Amendment. For any calendar year in which Executive is not so eligible, Stilwell shall make cash payments to Executive equal to the amount of contribution (including matching contributions) which would have been made to such retirement plans on behalf of Executive and the amount of benefit which would have been payable to Executive under the Executive Plan had Executive been eligible to participate in such plans for such year. Such payments shall be made to Executive within ten days after the date on which Stilwell makes its final contribution to such retirement plans (or as to the Executive Plan, its final payment of benefits) pursuant to each such plan for such calendar year.

         4. In the event Stilwell terminates Executive's employment other than for cause pursuant to paragraph 4(d)(i) of the Employment Agreement, the provisions of paragraph 4(d)(ii) of the Employment Agreement shall apply without regard to the provisions of paragraph 2 of this Amendment so that severance payments to Executive are based on Executive's annual base salary at the rate in effect prior to the effective date of this Amendment.

         5. In the event of a Change in Control of Stilwell as defined in paragraph 7(d) of the Employment Agreement, paragraph 7 of the Employment Agreement shall apply without regard to any other paragraph of this Amendment so that all compensation, payments, severance and benefits payable to Executive following such Change in Control shall be based upon the terms of this Agreement as in effect immediately prior to the effective date of this Amendment, and references to salary or benefits prior to the Control Change Date shall be construed to mean the salary or other benefits that would have been paid prior to the Control Change Date had the terms of the Employment Agreement as in effect immediately prior to this Amendment remained in effect.

         6.       This Amendment shall become effective on October 1, 2000.

         7. Subject to the Amendments made herein, the Employment Agreement shall remain in full force and effect.

         In witness whereof, the parties hereto have executed this Amendment as of the day and year first above stated.

                                          STILWELL FINANCIAL INC.


                                          By:       /S/ LANDON H. ROWLAND
                                                 --------------------------
                                                      Landon H. Rowland
                                                         President

                                                     /S/ JOSEPH D. MONELLO
                                                  -------------------------
                                                      Joseph D. Monello